Exhibit 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Michael J. Blumenfeld, Chairman and Chief Executive Officer of Collegiate Pacific Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 1 to the Annual Report on Form 10-KSB/A of Collegiate Pacific Inc. for the fiscal year ended June 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 to the Annual Report on Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of Collegiate Pacific Inc.

Date: June 27, 2005	/s/ Michael J. Blumenfeld
Michael J. Blumenfeld,
Chairman and Chief Executive Officer

     I, William R. Estill, Chief Financial Officer and Secretary of Collegiate Pacific Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 1 to the Annual Report on Form 10-KSB/A of Collegiate Pacific Inc. for the fiscal year ended June 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 to the Annual Report on Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of Collegiate Pacific Inc.

Date: June 27, 2005	/s/ William R. Estill
William R. Estill,
Chief Financial Officer and Secretary